Exhibit (Q)(3)

Thompson IM Funds, Inc.

Power of Attorney

KNOW ALL MEN BY THESE PRESENT, that Cornelia Boyle constitutes and appoints each of John W. Thompson and Jason L. Stephens, each acting individually and not jointly, with full power of substitution, as her true and lawful attorney and agent, to execute from time to time in her name and on her behalf, in any and all capacities, any and all pre-effective and post-effective amendments to the Registration Statement on Form N-1A of Thompson IM Funds, Inc. (Registration No. 33-6418 under the Securities Act of 1933; File No. 811-4946 under the Investment Company Act of 1940) filed with the Securities and Exchange Commission under both the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, together with any and all other instruments which either John W. Thompson or Jason L. Stephens deems necessary or advisable to enable Thompson IM Funds, Inc. to comply with such Acts and the rules, regulations and requirements of the Securities and Exchange Commission and the securities or Blue Sky laws of any state or other jurisdiction, and the undersigned hereby ratifies and confirms as her own act and deed any and all actions that either John W. Thompson or Jason L. Stephens shall do or cause to be done by virtue hereof. Each of John W. Thompson and Jason L. Stephens, each acting individually and not jointly, shall have, and may exercise, all of the powers conferred herein.

IN WITNESS WHEREOF, Cornelia Boyle, a director of Thompson IM Funds, Inc. effective March 31, 2015, has hereunto set her hand as of this 21st day of March, 2015.

/s/ Cornelia Boyle
Cornelia Boyle